Exhibit 1(d)

                    MERRILL LYNCH U.S.A. GOVERNMENT RESERVES

                           Certification of Amendment
                             To Declaration of Trust

      The undersigned, constituting a majority of the Trustees of Merrill Lynch U.S.A. Government Reserves (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to the Trust's Declaration of Trust dated the 17th day of November, 1987, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment to the Declaration, as approved by the holders of at least a majority of the shares represented at a meeting held for that purpose:

VOTED: That Section 2.6 of Article II of the Declaration be, and it hereby is, amended so that it shall read as follows:

       2.6. Chairman; Officers.

            (a) The Trustees shall annually elect a Chairman, which Chairman shall be a Trustee of the Trust.

            (b) The Trustees shall annually elect a President, a Secretary and a Treasurer as officers of the Trust. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. Any such officer may, but need not, be a Trustee.

VOTED: That Section 4.4 of Article IV of the Declaration be, and it hereby is, amended so that it shall read as follows:

            4.4. Provisions and Amendments. Any contract entered into pursuant to Section 4.1 and 4. 2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its method of authorization and approval, its continuance in effect, any amendments thereto, and its termination.

VOTED: That Section 11.2 of Article XI of the Declaration be, and it hereby is, amended so that it shall read as follows:

            11.2. Termination of Trust.

            (a) The Trust may be terminated at any time (1) by the Trustees, with written notice to the Shareholders, without any Shareholder vote, or
      (2) by the affirmative vote of the holders of not less than two-thirds of the Shares at any meeting of Shareholders or by an instrument in


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      writing, without a meeting, consented to by the holders of not less than two-thirds of such Shares. Upon the termination of the Trust,

                  (i) The Trust shall carry on no business except for the
            purpose of winding up its affairs;

                  (ii) The Trustees shall proceed to wind up the affairs of the
            Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business;

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of each class, according to their respective rights taking into account the proper allocation of expenses being borne solely by any class of Shares.

            (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interest of all Shareholders shall thereupon cease.

VOTED: That Section 11.3 of Article XI of the Declaration be, and it hereby is, amended so that it shall read as follows:

            11.3. Amendment Procedure.

            (a) Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Shareholders shall have the right to vote only on (i) any amendment that would affect their right to vote granted in Section 10.1 hereof; (ii) any amendment to this Section 11.3(a); (iii) any amendment as may be required by law, or by

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      the Trust's registration statement, to be approved by Shareholders; and
      (iv) any amendment submitted to them by the Trustees. Any amendment on which Shareholders have the right to vote shall require a Majority Shareholder Vote of the Shareholders of the Trust, or the written consent, without a meeting, of the holders of Shares representing not less than a majority of the voting power of the Shares of the Trust. Notwithstanding the foregoing, if the Trustees shall determine that any amendment required or permitted to be submitted to Shareholders would affect only the interests of Shareholders of a particular class or classes of Shares, then only Shareholders of such class or classes, as applicable, shall be entitled to vote thereon, and no vote of Shareholders of any other classes shall be required.

            (b) Nothing contained in the Declaration shall permit the amendment of the Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

            (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

            Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees, or until such time as Shares of a particular class are first issued, this Declaration may be amended in any respect as to that class, and as to any class in which Shares are not outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

VOTED: That Section 11.4 of Article XI of the Declaration be, and it hereby is, amended so that it shall read as follows:

            11.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a Majority Shareholder Vote of the Shareholders of the Trust at any meeting of Shareholders called for the purpose, or by an instrument or instruments in

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      writing without a meeting, consented to by the holders of not less than a majority of such Shares, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.


      IN WITNESS WHEREOF, the undersigned have executed this Amendment this 3rd day of March, 2006.


/s/ Robert C. Doll, Jr.                     /s/ John F. O'Brien
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Robert C. Doll, Jr., Trustee                John F. O'Brien, Trustee
800 Scudders Mill Road                      800 Scudders Mill Road
Plainsboro, New Jersey 08536                Plainsboro, New Jersey 08536

/s/ Donald W. Burton                        /s/ David H. Walsh
------------------------------              ------------------------------
Donald W. Burton, Trustee                   David H. Walsh, Trustee
800 Scudders Mill Road                      800 Scudders Mill Road
Plainsboro, New Jersey 08536                Plainsboro, New Jersey 08536

/s/ Laurie Simon Hodrick                    /s/ Fred G. Weiss
------------------------------              ------------------------------
Laurie Simon Hodrick , Trustee              Fred G. Weiss, Trustee
800 Scudders Mill Road                      800 Scudders Mill Road
Plainsboro, New Jersey 08536                Plainsboro, New Jersey 08536

           The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch U.S.A. Government Reserves" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.